Exhibit 99.1

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

[LOGO]

Disclaimers

In the United States, Gold Fields Limited (“Gold Fields”) will file a Solicitation/Recommendation Statement with the US Securities and Exchange Commission (the “SEC”) on Schedule 14D-9 following commencement of a tender offer within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 and holders of the Ordinary Shares and American Depositary Shares are advised to read it when it becomes available as it will contain important information. Copies of the Schedule 14D-9 and other related documents filed by Gold Fields will be available free of charge on the SEC’s website at http://www.sec.gov.  Any documents filed by Harmony Gold Mining Company Limited, including any registration statement on Form F-4 (which will include a preliminary prospectus) and related exchange offer materials as well as its Tender Offer Statement on Schedule TO, will also be available free of charge on the SEC’s website.

This presentation contains forward-looking statements with respect to Gold Fields’ financial condition, results of operations, business strategies, operating efficiencies, competitive position, growth opportunities for existing services, plans and objectives of management, markets for stock and other matters. Statements in this presentation that are not historical facts are “forward-looking statements”.

These forward-looking statements, including, among others, those relating to the future business prospects, revenues and income of Gold Fields, wherever they may occur in this presentation are necessarily estimates reflecting the best judgment of the senior management of Gold Fields and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this presentation and Gold Fields’ Annual Report on Form 20-F for the financial year ended June 30, 2003.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: the success of the proposed merger with IAMGold Corporation; overall economic and business conditions in South Africa, Ghana, Australia and elsewhere; the ability to achieve anticipated efficiencies and other cost savings in connection with past and future acquisitions; the success of exploration and development activities; decreases in the market price of gold; the occurrence of hazards associated with underground and surface gold mining; the occurrence of labour disruptions; availability, terms and deployment of capital; changes in relevant government regulations, particularly environmental regulations and potential new legislation affecting mining and mineral rights; fluctuations in exchange rates, currency devaluations and other macroeconomic monetary policies; and political instability in South Africa, Ghana and regionally.

Gold Fields undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

Harmony’s Proposed Offer

This is not a merger – it is a hostile takeover attempt at a low premium with overvalued stock

Key Considerations

THIS IS NOT A MERGER

•                  This offer is only in the interest of Harmony

•                  What the real agenda here?

•                  Gold Fields continues to believe in its stated strategy:

•                  Focus on building quality portfolio of sustainable long life assets

•                  IAMgold transaction provides international platform for aggressive growth with enhanced access to international debt and equity capital markets

•                  IAMgold transaction unlocks the intrinsic value of our international assets and places control of a global growth vehicle firmly in South African hands

•                  Proposed exchange ratio grossly undervalues Gold Fields’ asset contribution to any potential combination

•                  GFL shareholder equity diluted through combination with lower quality assets

Relative Value of Harmony vs. Gold Fields

HARMONY ASSETS OVERVALUED?

Relative Value (R bn)	The Facts (June Quarter)
	GFSA		Harmony

	4,069	Ton Milled (000)	6,567

	5.35	Yields (g/t)	3.50

	21,764	production (kg)	22,996

	73,033	Cash Costs (R/kg)	82,071

[CHART]	R1,815m	Revenue	R1,918m

	R1,589m	Costs	R1,887m

	R 226m	Operating profit	R 31m

	—	Life of mine

	approx R 36	NAV/Share	?

	1.3x	NAV multiple	?

	[GRAPHIC]

	Our South African assets are grossly undervalued relative to Harmony

(1) Based on closing prices on 15 Oct 2004, company reports and broker consensus.

Relative Contribution Analysis

VALUE DESTRUCTION FOR GFL SHAREHOLDERS

				Relative Contribution		Accretion/Dilution
Metric	Gold Fields	Harmony	Combined	Gold Fields	Harmony	Gold Fields	Harmony
EBITDA
2004A	2118	293	2,411	88%	12%
2005E	3260	1,222	4,483	73%	27%	[CHART]	[CHART]
2006E	4047	2035	6,082	67%	33%
EBIT
2004A	882	-640	242	100%	0%
2005E	2128	560	2,688	79%	21%	[CHART]	[CHART]
2006E	2904	1,163	4,067	71%	29%
Earnings
2004A	768	-523	245	100%	0%
2005E	1195	269	1,464	82%	18%	[CHART]	[CHART]
2006E	1713	544	2,257	76%	24%

(1) Based on broker consensus.

Harvest Mode ?

SOLID OPERATING PLATFORM

Initiatives undertaken over the past 48 months

We have built new long life shafts for the future	Driefontein 5E and 1T Shafts; Kloof 4 Shaft; and Beatrix 3 Shaft.

We have upgraded all our metallurgical plants	Sag Mills, CIP & elution upgrades and other improvements

We continue to improve working conditions for our people	Project 28.5°C

We have invested in our ore bodies	Development at 20 months, Exploration, Drop down feasibilities

We have invested in the development of our people	Different initiatives at each mine and Gold Fields Academy

We continue to respond strategically to a stronger rand	Project 500, productivity, shaft closures

Over R4.8bn invested over last 5 years

POISED FOR SUSTAINABLE DEVELOPMENT

SOUTH AFRICA

•                  Our SA operations are set up to deliver more than 2.6 Moz. per annum until at least 2010

•                  Viable projects exist at Kloof and Driefontein and both mines are positioned to access below infrastructure ounces

Growing Gold Fields

KLOOF:  14.7 moz BELOW INFRASTRUCTURE

[GRAPHIC]	Above Infrastructure:
3D
0.3 Moz

Below Infrastructure:
KEA
3.6 Moz

EBA
11.1 Moz

Total
14.7 Moz

Driefontein: 8.1 moz recoverable

[GRAPHIC]

Margin Protection

LEAN OPERATIONS

•                  Enhancing Revenue

•                  Better Quality Volume

•                  Revert to Long Term LOM Grades

•                  Old Gold Opportunities

•                  Cost Control

•                  Shared services initiatives

•                  Savings of up to R4000/kg

•                  Potential savings of approx. R400m p.a.

Harmony intend to cut a further R1bn p.a.!

Costs - How has Gold Fields Done?

SUPERIOR OPERATING TRACK RECORD

	FY 2004 Consolidated
	Operating Cost	Operating Cost	Operating Profit
	(USD/oz.)	(R/kg)	(Rm)
Harmony	360	79,599	580
Goldfields	310	68,699	2315

[CHART]

Summary Of IAMgold Transaction

Creating North America’s New Senior

GOLD FIELDS LIMITED
South African Assets		International Assets
Driefontein	100%	Tarkwa Damang	71%

Kloof	100%	St Ives Agnew	100%
				[GRAPHIC]
Beatrix	100%	Arctic Platinum Project	100%

		Cerro Corona Project	80%

		Cash & Near Cash		GOLD FIELDS
				INTERNATIONAL
		Exploration Pipeline

1) Gold Fields injects its international assets into IAMgold	2) Gold Fields receives 70% of the new enlarged IAMgold	3) IAMgold s/h receive a dividend of C$0.50/share

IAMgold Becomes Gold Fields International

Relative Contribution – The GFL Perspective

ACQUISITION WITH MODEST CONTROL PREMIUM

Relative Contribution	Comments

[CHART]	• North American gold companies use highly rated paper to make accretive acquisitions
• Strategic rational and compelling logic of combination persuaded IAMgold to accept NAV for NAV transaction

• Gold Fields to acquire control of IAMgold at modest control premium of 11.2%

1) Comparatively low premium
• value neutral
• re-rating upside

2) Full Control
• >50.1% ownership = Control
• 7 out of 10 board members

Net asset value includes 400m cash injection

Value Creation of GFL/IAMgold Transaction

SIGNIFICANT VALUE RELEASE

Value Creation ($m)	Comments

[CHART]	• International portfolio valued in line with our South African assets at 1.1x NAV, at the time of announcement (RBC research)

• NAV includes US$400m cash	• Transparent value release on announcement through “see through” value of 70% stake in the new “Gold Fields International” (352m shares)

• Premium paid includes US$60m special dividend	• Subsequent to announcement the IAMgold share re-rated from C$6.99 to C$9.99 (as per Friday’s close)

• Further $0.7bn value uplift

• Small absolute premium compared to value release!

The Truth About the Harmony Offer

LONG ON SPIN, SHORT ON FACTS

Harmony	The Truth

Gold Fields shareholders receive an immediate premium	7% premium at Friday’s close, negligible premium at current prices

World’s largest gold producer	Worlds 4th largest quality production base diluted with short life, marginal assets at inflated price

Clear strategy for future value creation	Continued track record of creating sustainable shareholder value, paying dividends and retaining jobs

Significant synergies and cost savings	Questionable synergies and vastly inflated cost savings

Retention of cash and cashflow to fund development and growth	SA and international balance sheet remain intact and well positioned to fund development and growth

South African assets to be revitalised	Continued investment of R870m LTM in healthy South Africa asset base

Operational control by one management team	>50.1% ownership = control

Single corporate structure	Structure geared to unlock value. GFL controls GFI

Continued ability to pay dividends	SARB regulations avoid cash retention at GFI

Full growth potential of international assets retained	If Bernard meant retained he was right, if he meant to spell restrained he’s wrong!

The Truth about the IAMgold Transaction

LONG ON SPIN, SHORT ON FACTS

IAMgold Transaction	The Truth

Assets sold to IAMgold at a substantial discount	IAMgold assets bought at modest premium of 11.2% (NAV basis)

Creation of two mid cap businesses, lacking in scale	GFL consolidates GFI to retain scale with benefit of highly rated North American currency

Future value from financial re-rating?	Strategy not based solely on re-rating but enhanced access to international capital markets driving accelerated growth opportunities

Loss of financial flexibility and stunted growth prospects	Increased financial flexibility through enhanced capital market access and highly rated acquisition currency driving growth opportunities and well funded organic growth portfolio

South African assets prematurely placed into harvest mode	Continued investment on healthy South African project pipe line

Loss of management control	>50.1% ownership = control + 7/10 board nominees

Complex and inefficient corporate structure	GFL controls GFI => not complicated

Ability to maintain dividends??	Fully funded organic growth plan. SA base no longer funds offshore expansion

Growth potential of international assets diluted	Growth potential for international assets significantly enhanced by better access to capital markets and highly rated paper Ability to follow rights/top up

Conclusion

OPPORTUNISTIC & VALUE DESTRUCTIVE

•      This is an opportunistic move by Harmony to enhance their lower quality asset base using over priced Harmony stock

•      Dilution to Gold Fields shareholders from Harmony proposed offer significantly less attractive than the IAMGold transaction that has already shown to be value enhancing